

Pacific Financial Corporation

# MERGER VOTE

## ALL VOTES MATTER
## PLEASE VOTE TODAY!

SAMPLE-EPB

# It's Time to Vote!

**Pacific Financial Corporation**

The special stockholder meeting will be held on Wednesday August 12, 2026 at 10:00 am Pacific Time.
Whether or not you plan to attend, your vote is very important. You can vote your shares using one of the voting options listed below.

## Choose your voting option

### ProxyVote.com

Just enter your Control Number and vote your shares.

### Vote by Phone

**WITH A PROXY CARD**
Call 1-800-690-6903
Available 24 hours

### Vote by Mail

Mark, sign and date your ballot and return it in the postage-paid envelope provided.

Looking for your **Control Number**? It's located in the black rectangle next to an arrow on your Proxy Card or Voting Instruction Form.



Make your vote count.
Vote must be received by 08/11/2026 to be counted.
0000 0000 0000 0000
Visit www.ProxyVote.com
Call 1-800690-6903
Return this form in the enclosed
Vote in person the day of the
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
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## DON'T FORGET TO VOTE

You may be contacted by our proxy solicitor D.F. King & Co., Inc., with a reminder to vote.

✓ Quick and easy
✓ Your vote is important
✓ Every share counts

**Vote today!**